Exhibit 99.5

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS

Combined Financial Statements as of
June 30, 2019 and December 31, 2018
and for the six months ended June 30,
2019 and June 30, 2018

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
INDEX TO FINANCIAL STATEMENTS

PAGE
Unaudited Interim Condensed Combined Financial Statements

Condensed Combined Statements of Comprehensive Income for the six months ended June 30, 2019 and June 30, 2018	2

Condensed Combined Balance Sheets at June 30, 2019 and December 31, 2018	3

Condensed Combined Statements of Net Parent Investment for the six months ended June 30, 2019 and June 30, 2018	4

Condensed Combined Statements of Cash Flows for the six months ended June 30, 2019 and June 30, 2018	5

Notes to the Condensed Combined Financial Statements	6

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of dollars)
(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018

Operating Revenues
Advertising	$79,007	$76,831
Retransmission revenue	44,622	36,030
Other	3,575	4,468
Total operating revenues	127,204	117,329

Operating Expenses
Programming	44,057	39,313
Direct operating expenses	30,263	29,851
Selling, general and administrative	37,071	35,745
Depreciation	4,171	4,187
Amortization	8,866	9,964
Total operating expenses	124,428	119,060
Income (Loss) Before Income Taxes	2,776	(1,731)
Income tax expense (benefit)	1,009	(645)
Net Income (Loss)	$1,767	$(1,086)

Comprehensive Income (Loss)	$1,767	$(1,086)

See Notes to Unaudited Condensed Combined Financial Statements

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
CONDENSED COMBINED BALANCE SHEETS
(In thousands of dollars)
(Unaudited)

	June 30, 2019	December 31, 2018

Assets
Current Assets:
Cash	$497	$174
Accounts receivable (net of allowances of $404 and $623)	60,424	53,527
Broadcast rights	8,478	11,018
Prepaid expenses and other	2,947	787
Total current assets	72,346	65,506
Properties
Property, plant and equipment	87,957	85,554
Accumulated depreciation	(51,784)	(48,096)
Net properties	36,173	37,458
Other Assets
Broadcast rights	9,169	12,460
Intangible assets, net	288,885	298,191
Other	16,346	16,354
Total other assets	314,400	327,005
Total Assets (a)	$422,919	$429,969

Liabilities and Net Parent Investment
Current Liabilities
Accounts payable	2,309	3,101
Employee compensation and benefits	4,191	5,139
Contracts payable for broadcast rights	23,807	24,633
Deferred revenue	1,822	1,552
Other	507	617
Total current liabilities	$32,636	$35,042
Non-Current Liabilities
Deferred income taxes	19,378	18,369
Contracts payable for broadcast rights	16,520	22,729
Other obligations	897	860
Total non-current liabilities	36,795	41,958
Total Liabilities (a)	69,431	77,000
Commitments and Contingent Liabilities (Note 4)
Net Parent Investment	353,488	352,969
Total Liabilities and Net Parent Investment	$422,919	$429,969

(a)
The Company’s consolidated total assets as of June 30, 2019 and December 31, 2018 include total assets of variable interest entities (“VIEs”) of $35.8 million and $38.9 million, respectively, which can only be used to settle the obligations of the VIEs. The Company’s consolidated total liabilities as of June 30, 2019 and December 31, 2018 include total liabilities of the VIEs of $1.8 million and $2.5 million, respectively, for which the creditors of the VIEs have no recourse to the Company (see Note 1).

See Notes to Unaudited Condensed Combined Financial Statements

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
CONDENSED COMBINED STATEMENTS OF NET PARENT INVESTMENT
SIX MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018
(In thousands of dollars)
(Unaudited)

Balance at December 31, 2018	$352,969
Transactions with Tribune Media Company and Tribune Media Company Affiliates, net	(1,248)
Comprehensive income:
Net Income	1,767
Balance at June 30, 2019	$353,488

Balance at December 31, 2017	$370,010
Transactions with Tribune Media Company and Tribune Media Company Affiliates, net	(5,535)
Comprehensive loss:
Net Loss	(1,086)
Balance at June 30, 2018	$363,389

See Notes to Unaudited Condensed Combined Financial Statements

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
CONDENSED COMBINED STATEMENT OF CASH FLOWS
(In thousands of dollars)
(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018

Operating Activities
Net income (loss)	$1,767	$(1,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	480	552
Depreciation	4,171	4,187
Amortization of other intangible assets	8,866	9,964
Spectrum repack reimbursements	(406)	(348)
Changes in working capital items:
Accounts receivable, net	(6,897)	(4,049)
Prepaid expenses and other current assets	(2,160)	(1,793)
Accounts payable	(808)	(492)
Employee compensation and benefits and other current liabilities	(1,050)	(427)
Deferred revenue	270	72
Change in broadcast rights, net of liabilities	(1,204)	2,569
Deferred income taxes	1,009	(645)
Other, net	441	(1,109)
Net cash provided by operating activities	4,479	7,395

Investing Activities
Capital expenditures	(3,314)	(2,279)
Spectrum repack reimbursements	406	348
Other	—	27
Net cash used in investing activities	(2,908)	(1,904)

Financing Activities
Transactions with Tribune Media Company and Tribune Media Company Affiliates, net	(1,248)	(5,535)
Net cash used in financing activities	(1,248)	(5,535)

Net Increase (Decrease) in Cash	323	(44)
Cash, beginning of period	174	201
Cash, end of period	$497	$157

See Notes to Unaudited Condensed Combined Financial Statements

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Background and Business Operations—The accompanying unaudited condensed combined financial statements include the accounts of Tribune Media Company (“Tribune Media”) owned local television stations WPIX, New York, NY; WSFL-TV, Miami, FL; KSTU, Salt Lake City, UT; WXMI, Grand Rapids, MI; WTVR-TV, Richmond, VA and certain station facilities, as well as two local television stations to which Tribune Media provides certain services (WTKR-TV, Norfolk, VA and WGNT-TV, Portsmouth, VA, collectively, the “Dreamcatcher Stations”) and, together with the Tribune Media-owned stations, the “Tribune Media Company Carve-Out Stations” or the “Company.”
The Company provides audiences with news, entertainment and sports programming on local television stations and via related websites and other digital assets. The television stations, including the Dreamcatcher Stations, which are owned by Dreamcatcher Broadcasting LLC (“Dreamcatcher,” a fully-consolidated variable interest entity (“VIE”) of Tribune Media), are comprised of three CW television affiliates, two FOX television affiliates and two CBS television affiliates.
Nexstar Merger Agreement—On November 30, 2018, Tribune Media entered into an Agreement and Plan of Merger (the “Nexstar Merger Agreement”) with Nexstar Media Group, Inc. (“Nexstar”) and Titan Merger Sub, Inc. (the “Nexstar Merger Sub”) providing for the acquisition by Nexstar of all of the outstanding shares of Tribune Media’s Class A common stock (“Class A Common Stock”) and Class B common stock, by means of a merger of Nexstar Merger Sub with and into Tribune Media, with Tribune Media surviving the merger as a wholly-owned subsidiary of Nexstar (the “Nexstar Merger”).
The consummation of the Nexstar Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission (the “FCC”) (the “FCC Approval”) and the expiration or termination of the waiting period applicable to the Nexstar Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (the “HSR Approval”) and (ii) the absence of any order or law of any governmental authority that prohibits or makes illegal the consummation of the Nexstar Merger. Tribune Media’s and Nexstar’s respective obligations to consummate the Nexstar Merger are also subject to certain additional customary conditions, including (i) the accuracy of the representations and warranties of the other party (generally subject to a “material adverse effect” standard), (ii) performance by the other party of its covenants in the Nexstar Merger Agreement in all material respects and (iii) with respect to Nexstar’s obligation to consummate the Nexstar Merger, since the date of the Nexstar Merger Agreement, no material adverse effect with respect to Tribune Media having occurred.
On March 20, 2019, in connection with its obligations under the Nexstar Merger Agreement, Nexstar entered into a definitive asset purchase agreement with The E.W. Scripps Company (“Scripps”) to sell a total of eight stations (including the Tribune Media Company Carve-Out Stations) in seven markets to Scripps following the completion of the Nexstar Merger (the “Nexstar Transactions”). The consummation of the Nexstar Transactions are subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the closing of the transactions contemplated by the Nexstar Merger Agreement, (ii) the receipt of approval from the FCC and the United States Department of Justice (the “DOJ”) and the expiration or termination of any waiting period applicable to such transaction under the HSR Act and (iii) the absence of certain legal impediments to the consummation of such transaction. On April 15, 2019, the Federal Trade Commission issued an early termination notice with respect to the waiting period applicable under the HSR Act in connection with the Nexstar Transaction.
On July 31, 2019, the DOJ and the States and Commonwealths of Illinois, Pennsylvania and Virginia filed a complaint and proposed settlement in the U.S. District of Columbia by requiring Nexstar and Tribune Media to divest broadcast television stations in 13 Designated Market Areas as a condition of closing the Nexstar Merger. On August 19, 2019 and August 20, 2019, respectively, the Court approved and entered the Hold Separate Stipulation and Order, and the DOJ granted early termination of the waiting period under the HSR Act, allowing the Nexstar Merger to proceed subject to the closing conditions contained in the Nexstar Merger Agreement, including approval by the FCC.

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Basis of Presentation—The Company’s operations are conducted through wholly-owned subsidiaries of Tribune Media and Dreamcatcher.
Historically, separate financial statements have not been prepared for the Company. The accompanying unaudited condensed combined financial statements are derived from the historical accounting records of Tribune Media and present the Company’s combined financial position, results of operations and cash flows as if the Company was a separate stand-alone entity as of June 30, 2019 and December 31, 2018 as well as for the six months ended June 30, 2019 and June 30, 2018.
These unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. These unaudited condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements for the year ended December 31, 2018.
In the opinion of management, the financial statements contain all adjustments necessary to state fairly the financial position of the Company as of June 30, 2019 and the results of operations and cash flows for the six months ended June 30, 2019 and June 30, 2018. Results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.
The Company’s carve-out financial statements include certain assets, liabilities, revenues and expenses that are specifically identifiable to the Company. Certain assets and liabilities of Tribune Media that are not owned or specifically identifiable to the Company but which are necessary to present these unaudited condensed combined financial statements on a stand-alone basis have also been included in these unaudited condensed combined financial statements.
In addition, certain Tribune Media corporate costs as well as shared service and technology costs provided on a centralized basis by Tribune Media and certain non-Company subsidiaries (“Tribune Media Affiliates”) have been allocated to the Company on the basis of direct usage when identifiable, whereas the costs that are not specifically identifiable have been allocated from Tribune Media to the Company primarily based on the Company’s share of Tribune Media operating revenues. Management believes that the assumptions and methodologies underlying the allocation of general corporate expenses are reasonable. However, such expenses may not be indicative of the actual level of expenses that would have been incurred had the Company operated as a separate stand-alone entity, and accordingly, may not necessarily reflect the Company’s combined financial position, results of operations and cash flows had the Company operated as a stand-alone entity during the periods presented. All such expenses are assumed to be settled with Tribune Media through the net parent investment in the period in which the costs were incurred. See Note 2 for further discussion of these costs.
All intercompany accounts within the Company have been eliminated in consolidation. All significant intercompany transactions between the Company and Tribune Media have been included within the unaudited condensed combined financial statements and are considered to be effectively settled through capital contributions or distributions. None of the intercompany accounts have historically been settled in cash. The accumulated net effect of intercompany transactions between the Company and Tribune Media is included in the net parent investment. These intercompany transactions are further described in Note 2. The total net effect of these intercompany transactions are reflected in the Condensed Combined Statements of Cash Flows as financing activities.

Dreamcatcher—Tribune Media holds a variable interest in Dreamcatcher and is considered the primary beneficiary. Dreamcatcher is considered a VIE as a result of (1) shared service agreements between Tribune Media and the Dreamcatcher stations, (2) Tribune Media having power over significant activities affecting Dreamcatcher’s economic performance, and (3) a purchase option granted by Dreamcatcher which permits Tribune Media to acquire the assets and assume the liabilities of each Dreamcatcher station at any time, subject to FCC’s consent and certain other conditions. The purchase option was freely exercisable or assignable by Tribune Media without consent or approval by Dreamcatcher or its members. On April 2, 2019, Tribune Media exercised an option with Dreamcatcher to repurchase the Dreamcatcher stations, to be consummated substantially concurrent with the closing of the Nexstar

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Merger (the “Dreamcatcher Repurchase”). In the event Tribune Media is unable to consummate the Nexstar Merger, Tribune Media may rescind its option to repurchase the Dreamcatcher stations.
The assets of the consolidated VIE can only be used to settle the obligations of the VIE. Net revenues of the Dreamcatcher Stations included in the Company’s unaudited Condensed Combined Statements of Comprehensive Income for the six months ended June 30, 2019 and June 30, 2018 were $20.7 million and $19.2 million, respectively. Operating profits of the Dreamcatcher stations included in the Company’s unaudited Condensed Combined Statements of Comprehensive Income for the six months ended June 30, 2019 and June 30, 2018 were
$1.9 million and $1.2 million, respectively.
The Company’s unaudited Condensed Combined Balance Sheets as of June 30, 2019 and December 31, 2018 include the following assets and liabilities of the Dreamcatcher stations (in thousands):

	June 30, 2019	December 31, 2018
Broadcast rights	$841	$1,548
Other intangible assets, net	33,376	36,246
Other assets	1,632	1,106
Total Assets	$35,849	$38,900

Contracts payable for broadcast rights	1,819	2,476
Total Liabilities	$1,819	$2,476

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed combined financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue Recognition—The Company recognizes revenues when control of the promised goods or services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.
The following table represents the Company’s revenues disaggregated by revenue source (in thousands):

	Six Months Ended
	June 30, 2019	June 30, 2018
Advertising	$79,007	$76,831
Retransmission revenues	44,622	36,030
Other	3,575	4,468
Total operating revenues	$127,204	$117,329

New Accounting Standards—In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Subtopic 842).” The new guidance requires lessees to recognize assets and liabilities arising from leases as well as extensive quantitative and qualitative disclosures. A lessee will need to recognize on its balance sheet a right-of-use asset and a lease liability for the majority of its leases (other than leases with a term of less than twelve months). The lease liabilities will be equal to the present value of lease payments. The right-of-use asset will be measured at the lease liability amount, adjusted for lease prepayment, lease incentives received and the lessee’s initial direct costs. In January 2018, the FASB issued ASU No. 2018-01, “Leases (Topic 842) - Land Easement Practical Expedient for Transition to Topic 842,” which provides an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under the current leases guidance in Topic 840. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases,” and ASU No. 2018-11, “Leases (Topic 842), Targeted Improvements,” which affect certain aspects of the previously issued guidance including an additional transition method

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

as well as a new practical expedient for lessors. In December 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” and ASU No. 2018-20, “Leases (Topic 842), Narrow-Scope Improvements for Lessors,” which provide additional guidance for lessor accounting as well as a new practical expedient for lessors. These related standards are effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within the year ending December 31, 2020. Early adoption is permitted. The Company will adopt Topic 842 in the first quarter of 2020 utilizing the optional transition method provided in ASU No. 2018-11, which allows for a prospective adoption with a cumulative-effect adjustment to the opening balance sheet as of the adoption date without restatement of prior years. The Company is planning to elect certain practical expedients as permitted by the transition guidance such as those allowing the Company to carry forward the historical assessment of whether contracts contain or are leases, classification of leases and the remaining lease terms and to exclude leases with an initial term of twelve months or less from recognition on the combined balance sheet. The Company is currently evaluating the impact of adopting Topic 842 on its unaudited condensed combined financial statements.
In March 2019, the FASB issued ASU 2019-02, “Entertainment-Films-Other Assets-Film Costs (Subtopic 926-20) and Entertainment-Broadcasters-Intangibles-Goodwill and Other (Subtopic 920-350).” The standard requires production costs of episodic television series to be capitalized as incurred, which aligns the guidance with the accounting for production costs of films. In addition, once ASU 2019-02 is effective, capitalized costs associated with films and license agreements will be tested for impairment based on the lower of unamortized cost or fair value, as opposed to the existing guidance where the impairment test is based on estimated net realizable value. The guidance also includes additional disclosure requirements. The standard is effective for fiscal years beginning after December 15, 2019, and the interim periods within those fiscal years. Early adoption is permitted. The amendments in ASU 2019-02 should be applied prospectively. The Company is currently evaluating the impact of adopting ASU 2019-02 on its unaudited condensed combined financial statements.
In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326).” The standard requires entities to estimate losses on financial assets measured at amortized cost, including trade receivables, debt securities and loans, using an expected credit loss model. The expected credit loss differs from the previous incurred losses model primarily in that the loss recognition threshold of “probable” has been eliminated and that expected loss should consider reasonable and supportable forecasts in addition to the previously considered past events and current conditions. Additionally, the guidance requires additional disclosures related to the further disaggregation of information related to the credit quality of financial assets by year of the asset’s origination for as many as five years. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326) - Targeted Transition Relief,” which provides transition relief that is intended to increase comparability of financial statement information for entities that otherwise would have measured similar financial instruments using different measurement methodologies. Entities must apply the standard provision as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for the Company for fiscal years beginning after December 15, 2020, including interim periods. Early adoption is permitted for annual periods beginning after December 15, 2018, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-13 on its unaudited condensed combined financial statements.

NOTE 2: RELATED PARTY TRANSACTIONS

The Company participates in a number of corporate-wide programs administered by Tribune Media and Tribune Media Affiliates. These include participation in Tribune Media’s centralized treasury and certain shared services functions, insurance programs, employee benefit programs, workers’ compensation programs, and other corporate functions. The following is a discussion of the relationship with Tribune Media, the services provided and how transactions with Tribune Media and Tribune Media Affiliates have been accounted for in the unaudited condensed combined financial statements.

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Net Parent Investment—Net parent investment in the Condensed Combined Balance Sheets includes the accumulated balances of transactions between the Company, Tribune Media, and Tribune Media Affiliates. The Company’s paid-in-capital and Tribune Media’s interest in the Company’s cumulative retained earnings are presented within net parent investment in the Condensed Combined Balance Sheets. The amounts comprising the accumulated balance of transactions between the Company and Tribune Media and Tribune Media Affiliates include
(i) the cumulative net assets allocated to the Company by Tribune Media and Tribune Media Affiliates, (ii) the cumulative advances to Tribune Media representing cumulative funds swept (net of funding provided by Tribune Media and Tribune Media Affiliates) to the Company as part of the centralized cash management program described further below and (iii) the cumulative costs (net of credits) allocated by Tribune Media and Tribune Media Affiliates to the Company or certain support services received by the Company as described further below.

Centralized Cash Management—Tribune Media utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management program, Tribune Media and the Company advance funds to each other. Accordingly, none of Tribune Media’s cash has been assigned to the Company in the unaudited condensed combined financial statements. Cash in the Condensed Combined Balance Sheets represents either cash not yet swept to Tribune Media or cash held locally by the Company. These transactions are recorded in net parent investment when advanced.

Support Services Provided and Other Amounts with Tribune Media and Tribune Media Affiliates—The Company received allocated costs from Tribune Media and Tribune Media Affiliates for certain corporate and station operations support services, which are recorded within direct operating expenses or SG&A expense, as appropriate, in the Company’s Condensed Combined Statements of Comprehensive Income. Direct operating expenses and SG&A expenses include both costs that are specifically identifiable to the Company’s operations and costs that have been allocated from Tribune Media. The allocated costs include shared service activities and corporate functions related to executive management, accounting and finance, station operations, human resources, payroll, legal, consulting and professional services, information technology, insurance, building and facilities, employee benefit costs (including stock-based compensation expense), procurement and others. Management believes that the bases used for the allocations are reasonable and reflect the portion of such costs attributed to the Company’s operations; however, the amounts may not be representative of the costs necessary for the Company to operate as a separate stand-alone company. These allocated costs are summarized in the following table (in thousands):

	Six Months Ended
	June 30, 2019	June 30, 2018
Corporate management fee	$3,003	$2,780
Broadcasting corporate management fee	3,242	3,226
Station operations support management fee	1,969	1,725
Technology service center support costs	1,986	2,084
Shared service center support costs	209	219
Total	$10,409	$10,034

The above summary of allocated costs includes depreciation expense allocated by Tribune Media and Tribune Media Affiliates for certain assets that support Tribune Media’s local television stations, including the Company. These assets are utilized by the Company to operate the business, but such assets have not been included in the Company’s Condensed Combined Balance Sheets. Allocated depreciation expense totaled $0.6 million and $0.7 million for the six months ended June 30, 2019 and June 30, 2018, respectively, and were allocated based on the Company’s revenue as a percentage of the total Tribune Media revenues.

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The corporate management fee relates to support the Company received from Tribune Media and Tribune Media Affiliates for certain corporate activities including: (i) executive management, (ii) corporate development,
(iii) corporate relations, (iv) legal, (v) human resources, (vi) internal audit, (vii) financial reporting, (viii) tax, (ix) treasury and (x) other Tribune Media corporate and infrastructure costs. For these services, the Company was charged a management fee based on the Company’s revenues as a percentage of total Tribune Media revenues.
The broadcasting corporate management fee relates to various expenses incurred by Tribune Media’s Television and Entertainment segment corporate management office that oversees day-to-day operations of all Tribune Media’s local television stations, primarily consisting of compensation and outside services costs. For these services, the Company was charged a fee based on the Company’s revenues as a percentage of Television and Entertainment revenues.
Station operations support services fee relates to expenses incurred by Tribune Media’s centralized departments that exclusively support the operations of the local television stations including: (i) administration of retransmission consent agreements, (ii) centralized support for digital and website operations and (iii) certain broadcast transmission support and primarily consists of compensation, outside services and broadcasting infrastructure costs. For these services, the Company was charged a fee based on the departments’ revenue-related support functions such as retransmission revenue, digital revenue or advertising revenue.
Technology service center support costs relate to Tribune Media’s centrally managed information technology function that provides certain technology-related services to the Company including: (i) networks, (ii) email, (iii) infrastructure, (iv) support and (v) other technology services. Technology service center costs have been allocated based on a percentage of the Company’s revenues of the total consolidated revenues of Tribune Media.
Shared service center support costs relate to support the Company received from Tribune Media’s service center, which centrally manages and processes (for all Tribune Media business units) certain financial transactions, including payroll and accounts payable. Service center support costs have been allocated based on the Company’s revenues as a percentage of total Tribune Media revenues.

General Insurance Costs—The Company participates in Tribune Media-sponsored risk management plans for
(i) general liability, (ii) auto liability and (iii) other insurance such as property and media. Such costs were allocated, depending upon insurance type, based on actuarially determined historical loss experience, vehicle count, headcount or proportional insured values for real and personal property replacement costs and business interruption. Total general insurance costs allocated to the Company amounted to $0.2 million in each of the six months ended June 30, 2019 and June 30, 2018 and are recorded in SG&A in the Condensed Combined Statements of Comprehensive Income.

Medical and Workers’ Compensation Benefit Plans—The Company participates in Tribune Media-sponsored employee benefit plans, including medical and workers’ compensation. Allocations of benefit plan costs varied by plan type and were based on actuarial valuations of costs and/or liability, premium amounts and payroll. Total benefit plan costs allocated to the Company amounted to $2.2 million and $1.9 million in the six months ended June 30, 2019 and June 30, 2018, respectively, and are recorded in direct operating expenses and SG&A, as appropriate, in the Condensed Combined Statements of Comprehensive Income.

Defined Contribution Plans—The Company’s employees have historically participated in various Tribune Media qualified 401(k) savings plans, which permit eligible employees to make voluntary contributions on a pretax basis. The plans allowed participants to invest their savings in various investments. Tribune Media’s current qualified 401(k) savings plans provide for a matching contribution paid by Tribune Media of 100% on the first 2% of eligible pay contributed by eligible employees and 50% on the next 4% of eligible pay contributed. The Company recorded compensation expense related to the defined contributions plans of $0.9 million in each of the six months ended June 30, 2019 and June 30, 2018. These expenses are included in SG&A in the Condensed Combined Statements of Comprehensive Income.

TRIBUNE MEDIA COMPANY CARVE-OUT STATIONS
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 3: INTANGIBLE ASSETS

Intangible assets consisted of the following (in thousands):

	June 30, 2019			December 31, 2018
	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Intangible assets subject to amortization
Network affiliation agreements (useful life 16 years)	$25,300	$(9,122)	$16,178	$25,300	$(8,332)	$16,968
Retransmission consent agreements (useful life of 7 to 11 years)	159,900	(91,250)	68,650	159,900	(83,174)	76,726
Other (useful life of 8 years)	7,185	(5,728)	1,457	7,185	(5,288)	1,897
Total	$192,385	$(106,100)	86,285	$192,385	$(96,794)	95,591
Intangible assets not subject to amortization
FCC licenses			202,600			202,600
Total intangible assets, net			$288,885			$298,191

The changes in the carrying amounts of intangible assets during the six months ended June 30, 2019 were as follows (in thousands):

Intangible assets subject to amortization
Balance as of December 31, 2018	$95,591
Amortization (1)	(9,306)
Balance as of June 30, 2019	$86,285
(1) Amortization of intangible assets includes $0.4 million related to lease contract intangible assets and is recorded in SG&A expense in the Condensed Combined Statements of Comprehensive Income.
Amortization expense, excluding contract lease intangible assets, is expected to be approximately $8.9 million for the remainder of 2019, $17.4 million in 2020, $15.5 million in 2021, $15.4 million in 2022 and $10.1 million in 2023.

NOTE 4: COMMITMENTS AND CONTINGENCIES

FCC Regulation—Various aspects of the Company’s operations are subject to regulation by governmental authorities in the United States. The Company’s television broadcasting operations are subject to FCC jurisdiction under the Communications Act of 1934, as amended. FCC rules, among other things, govern the term, renewal and transfer of radio and television broadcasting licenses, and limit the number of media interests in a local market that a single entity can own. Federal law also regulates the rates charged for political advertising and the quantity of advertising within children’s programs.
The Company is subject to the FCC’s “Local Television Multiple Ownership Rule” and the “National Television Multiple Ownership Rule,” among others, as further described in Note 5 to the Company’s audited combined financial statements for the year ended December 31, 2018.
In general and subject to certain conditions, under the “Local Television Multiple Ownership Rule” (the “Duopoly Rule”) a company may hold attributable interests in up to two television stations in a single Nielsen Media Research Designated Market Area (“DMA”). In applying the Duopoly rule, the FCC applies a presumption against allowing combinations of two top-four ranked stations in a market, subject to a case-by-case waiver review process. This approach, adopted in the 2014 Quadrennial Review Reconsideration Order, is subject to a pending petition for judicial review by the Third Circuit. On December 13, 2018, the FCC issued a Notice of Proposed Rulemaking initiating the 2018 Quadrennial Review (the “2018 Quadrennial Review”), which, among other things, seeks comment on all aspects of the Duopoly Rule’s application and implementation, including whether the rule itself remains necessary to serve the public interest in the current television marketplace, and, if retained, whether the top-four prohibition should

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be retained, and if so, whether the FCC should adopt a waiver process or bright-line test to determine where waivers of the top-4 prohibition may be warranted. The Company cannot predict the outcome of these proceedings, or their effect on its business.
The FCC’s “National Television Multiple Ownership Rule” prohibits the Company from owning television stations that, in the aggregate, reach more than 39% of total U.S. television households, subject to a 50% discount of the number of television households attributable to UHF stations (the “UHF Discount”). In a Report and Order issued on September 7, 2016 (the “UHF Discount Repeal Order”), the FCC repealed the UHF Discount but grandfathered existing station combinations that exceeded the 39% national reach cap as a result of the elimination of the UHF Discount, subject to compliance in the event of a future change of control or assignment of license. The FCC reinstated the UHF Discount in an Order on Reconsideration adopted on April 20, 2017 (the “UHF Discount Reconsideration Order”). A petition for judicial review of the UHF Discount Reconsideration Order by the U.S. Court of Appeals for the District of Columbia Circuit was dismissed on jurisdictional grounds on July 25, 2018. A petition for review of the UHF Discount Repeal Order by the U.S. Court of Appeals for the District of Columbia Circuit was dismissed as moot on December 19, 2018. On December 18, 2017, the FCC released a Notice of Proposed Rulemaking seeking comment generally, on the continuing propriety of a national cap and the Commission’s jurisdiction with respect to the cap. The Company cannot predict the outcome of these proceedings, or their effect on its business.
Tribune Media provides certain operational support and other services to the Dreamcatcher Stations pursuant to shared services agreements (“SSAs”). In the 2014 Quadrennial Order, the FCC adopted reporting requirements for SSAs. This rule was retained in the 2014 Quadrennial Review Reconsideration Order.
Federal legislation enacted in February 2012 authorized the FCC to conduct a voluntary “incentive auction” in order to reallocate certain spectrum currently occupied by television broadcast stations to mobile wireless broadband services, to “repack” television stations into a smaller portion of the existing television spectrum band and to require television stations that do not participate in the auction to modify their transmission facilities, subject to reimbursement for reasonable relocation costs up to an industry-wide total of $1.750 billion, which amount was increased by $1 billion pursuant to the adoption of an amended version of the Repack Airwaves Yielding Better Access for Users of Modern Services (RAY BAUM’S) Act of 2018 by the U.S. Congress on March 23, 2018. On April 13, 2017, the FCC announced the conclusion of the incentive auction, the results of the reverse and forward auction and the repacking of the broadcast television spectrum. Although the Company did not participate in the spectrum auction, four of the Company’s television stations are required to change frequencies or otherwise modify their operations as a result of the repacking. In doing so, the stations could incur substantial conversion costs, reduction or loss of over-the-air signal coverage or an inability to provide high definition programming and additional program streams.
Through June 30, 2019, the Company incurred an aggregate of $4.0 million in capital expenditures for the spectrum repack, of which $1.3 million and $2.7 million were incurred in 2019 and 2018, respectively. The Company expects that the reimbursements from the FCC’s special fund will cover the majority of the Company’s costs and expenses related to the repacking. However, the Company cannot currently predict the effect of the repacking, whether the special fund will be sufficient to reimburse all of the Company’s costs and expenses related to the repacking, the timing of reimbursements or any spectrum-related FCC regulatory action.
Through June 30, 2019, the Company received FCC reimbursements of $1.4 million, of which $0.4 million was received during the six months ended June 30, 2019. In 2018, the Company received $1.0 million of FCC reimbursements, of which $0.3 million was received in the six months ended June 30, 2018. The reimbursements are included as a reduction in SG&A and are presented as an investing inflow in the Condensed Combined Statement of Cash Flows.
From time to time, the FCC revises existing regulations and policies in ways that could affect the Company’s broadcasting operations. In addition, Congress from time to time considers and adopts substantive amendments to the governing communications legislation. The Company cannot predict such actions or their resulting effect upon the Company’s business and financial position.

Other Contingencies—The Company is a defendant from time to time in actions for matters arising out of its business operations. In addition, the Company is involved from time to time as a party in various regulatory, environmental and other proceedings with governmental authorities and administrative agencies. See Note 5 for a discussion of potential income tax liabilities.
The Company does not believe that any other matters or proceedings presently pending will have a material adverse effect, individually or in the aggregate, on the combined financial position, results of operations or liquidity.

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NOTE 5: INCOME TAXES

In the six months ended June 30, 2019, the Company recorded income tax expense of $1.0 million. The effective tax rate on pretax income was 36.3%. The rate differs from the U.S. federal statutory rate of 21% due to state income taxes (net of federal benefit), a benefit related to stock-based compensation and other expenses not fully deductible for tax purposes.
In the six months ended June 30, 2018, the Company recorded an income tax benefit of $0.65 million. The effective tax rate on pretax income was a 37.3% benefit. The rate differs from the U.S. federal statutory rate of 21% due to state income taxes (net of federal benefit), a benefit related to stock-based compensation and other expenses not fully deductible for tax purposes.

Other Contingencies—The Company accounts for uncertain tax positions in accordance with ASC Topic 740, which addresses the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company has no uncertain tax positions at June 30, 2019 and December 31, 2018.

NOTE 6: STOCK-BASED COMPENSATION

The Company participates in Tribune Media-sponsored incentive compensation plans. The incentive compensation plans provide for the granting of various awards including non-qualified stock options (“NSOs”) and restricted stock units (“RSUs”). Pursuant to ASC Topic 718, “Compensation-Stock Compensation,” the Company measures stock-based compensation costs on the grant date based on the estimated fair value of the award and recognizes compensation costs on a straight-line basis over the requisite service period for the entire award. Tribune Media’s equity plans allow employees to surrender to Tribune Media shares of vested Tribune Media Class A Common Stock upon vesting of their stock awards or at the time they exercise their NSOs in lieu of their payment of the required withholdings for employee taxes. The Company made a policy election to account for forfeitures of equity awards as they occur.
NSO and RSU awards generally vest 25% on each anniversary of the date of the grant. Tribune Media determines the fair value of RSU awards by reference to the quoted market price of Tribune Media’s Class A Common Stock on the date of the grant. Under the Tribune Media-sponsored incentive compensation plans, the exercise price of an NSO award cannot be less than the market price of the Class A Common Stock at the time the NSO award is granted and has a maximum contractual term of 10 years.
Holders of RSUs receive dividend equivalent units (“DEUs”) and the number of DEUs granted is calculated based on the value of the dividends per share paid on Tribune Media’s common stock and the closing price of Tribune Media’s common stock on the dividend payment date. The DEUs vest with the underlying RSU.
Tribune Media estimates the fair value of NSO awards using the Black-Scholes option-pricing model, which incorporates various assumptions including the expected term of the awards, volatility of the stock price, risk-free rates of return and dividend yield. The risk-free rate was based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatility was based on the actual historical volatility of a select peer group of entities operating in similar industry sectors as Tribune Media. The expected dividend yield was based on Tribune Media’s expectation of future dividend payments at the time of grant. Expected life was calculated using the simplified method as described under Staff Accounting Bulletin Topic 14, “Share-Based Payment,” as the Equity Incentive Plan was not in existence for a sufficient period of time for the use of the Tribune Media-specific historical experience in the calculation. There were no NSO grants in the six months ended June 30, 2019.
Stock-based compensation expense recorded by the Company for each of the six months ended June 30, 2019 and June 30, 2018 totaled $0.5 million and $0.6 million, respectively.

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A summary of activity and weighted average exercise prices related to the NSOs is as follows (shares in thousands):

	Six Months Ended June 30, 2019
	Shares	Weighted Avg. Exercise Price
Outstanding, beginning of period	72	$33.18
Exercised	(5)	31.98
Forfeited	(5)	31.98
Outstanding, end of period	62	$33.38
Vested and exercisable, end of period	45	$35.00
A summary of activity and weighted average fair values related to the RSUs is as follows (shares in thousands):

	Six Months Ended June 30, 2019
	Shares	Weighted Avg. Fair Value
Outstanding, beginning of period	68	$35.47
Granted	27	46.10
Vested	(23)	34.49
Dividend equivalent units vested	(1)	37.56
Forfeited	(8)	38.85
Outstanding and nonvested, end of period	63	$40.11

As of June 30, 2019, the Company had not yet recognized compensation cost on nonvested awards as follows (in thousands):

	Unrecognized Compensation Cost	Weighted Avg. Remaining Recognition Period (in years)
Nonvested awards	$2,198	2.6
NOTE 7: SUBSEQUENT EVENTS
Subsequent events have been evaluated through August 30, 2019, the date these carve-out financial statements were available to be issued. There were no transactions that required recognition or additional disclosures in these carve-out financial statements as of the evaluation date.